SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)   SEPTEMBER 16, 1996
                                                      -----------------------


                               CAREER HORIZONS, INC.
      -----------------------------------------------------------------------
              (Exact name of registrant as specified in its charter)



            DELAWARE                   0-23534               22-3038096
      -----------------------------------------------------------------------
      (State or other jurisdiction     (Commission           (IRS Employer
      of incorporation)                File Number)         Identification No.)


            177 CROSSWAYS PARK DRIVE, WOODBURY, NY               11797
      ------------------------------------------------------------------------
            (Address of principal executive offices)           (Zip Code)

     Registrant's telephone number, including area code  (516) 682-1400
                                                        ----------------------

      ITEM 7.     Financial Statements and Pro Forma Financial Information


            (a)   Financial Statements of Businesses Acquired

                                                                          PAGE

            Financial Statements of TSG Professional Services,
                  Inc. as of June 30, 1996 and for the six months ended June 30, 1996 and 1995:

                  Unaudited Condensed Balance Sheets as of
                        June 30, 1996 and 1995
                  Unaudited Condensed Statements of Income
                        for the six months ended
                        June 30, 1996 and 1995
                  Unaudited Condensed Statements of Cash Flows
                        for the six months ended
                        June 30, 1996 and 1995
                  Notes to Unaudited Condensed Financial Statements


            Financial Statements and Other Financial Information of TSG
              Professional Services, Inc. as of December 31, 1995 and January 1, 1995 and for the years then ended:

                  Independent Auditor s Report
                  Balance Sheets as of December 31, 1995 and
                        January 1, 1995
                  Statements of Income for the years ended
                        December 31, 1995 and January 1, 1995
                  Statements of Changes in Stockholders  Equity
                        for the years ended December 31, 1995
                        and January 1, 1995
                  Statements of Cash Flows for the years ended
                        December 31, 1995 and January 1, 1995
                  Notes to Financial Statements
                  Independent Auditors  Report on Other Financial
                        Information
                  Schedules of Direct Expenses, Selling Expenses,
                        Recruiting Expenses, Management Expenses and Support Services
                  Schedules of Overhead Expenses

            (b)         Pro Forma Information

            Unaudited Pro Forma Combined Financial Statements

                  Introduction to Unaudited Pro Forma Combined Financial
                        Statements
                  Unaudited Pro Forma Combined Balance Sheet as of
                        June 30, 1996
                  Notes to Unaudited Pro Forma Combined Balance Sheet Unaudited Pro Forma Combined Statements of Income for the
                        Year ended June 30, 1995, the six months ended December 31, 1995 and the six months ended
                        June 30, 1996
                  Notes to Unaudited Pro Forma Combined Statements of Income Supplemental Unaudited Pro Forma Combined Statements of
                        Income for the Year ended December 31, 1995
                  Notes to Supplemental Unaudited Pro Forma Combined
                        Statements of Income

     (a)  Financial Statements of Businesses Acquired


                         TSG PROFESSIONAL SERVICES, INC.

                       UNAUDITED CONDENSED BALANCE SHEETS


                                    ASSETS

                                                            JUNE 30,
                                                 -----------------------------
                                                   1996               1995
                                                 --------           ----------
      CURRENT ASSETS:

        Cash and cash equivalents               $      950        $       750

        Accounts receivable, net of allowance
        of $68,000 and $50,000                   6,449,062          5,638,964

        Other Receivables                           88,804             88,158

        Prepaid expenses                           287,486             59,064

        Current portion of covenant
          not to compete                            34,500             34,500
                                                 ---------         ----------

           Total current assets                  6,860,802          5,821,436

     PROPERTY AND EQUIPMENT, Net                  719,563             407,330

      OTHER ASSETS                                 255,070            315,480
                                                 ---------         ----------

                                                $7,835,435         $6,544,246
                                                ==========         ==========



    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONDENSED FINANCIAL
                                  STATEMENTS.

                       TSG PROFESSIONAL SERVICES, INC.

                     UNAUDITED CONDENSED BALANCE SHEETS


                    LIABILITIES AND STOCKHOLDERS  EQUITY


                                                                    JUNE 30,
                                                              ---------------------
                                                              1996                    1995
                                                              ____                   _____
      CURRENT LIABILITIES:

        Accounts payable and accrued expenses          $   421,598             $   157,228
        Accrued payroll and payroll taxes                  920,571                 834,861
        Accrued contractors  fees                          131,145                 126,127
        Accrued income taxes                                 7,764                   7,185
        Current portion of long-term obligations            59,051                  55,855
                                                         _________              __________
        Total current liabilities                        1,540,129               1,181,256

      REVOLVING LOAN                                     3,342,899               2,652,778
      CHECKS DRAWN AGAINST LOAN                            517,267                 479,659
      OTHER LONG-TERM OBLIGATIONS,
        net of current portion                             473,471                 534,064
      DEFERRED INCOME TAXES                                  6,500                   6,500
                                                         _________              __________
        Total liabilities                                5,880,266               4,854,257
                                                         _________              __________
      STOCKHOLDERS  EQUITY:

        Common stock, no par value;
          300 shares authorized;
          200 shares issued and outstanding                32, 848                  32,848
        Additional paid-in capital                       1,546,091               1,096,091
        Retained earnings                                  376,230                 561,050
                                                         _________              __________
        Total stockholders  equity                       1,955,169               1,689,989
                                                         _________              __________

                                                        $7,835,435              $6,544,246
                                                        ==========              ==========


     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONDENSED FINANCIAL
                               STATEMENTS.

                        TSG PROFESSIONAL SERVICES, INC.

                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS



                                                            SIX MONTHS ENDED JUNE 30,
                                                      ------------------------------------
                                                          1996                    1995
                                                      ------------            ------------

      Revenues                                         $28,056,688             $22,839,355

      Direct Expenses                                   22,264,186              18,122,226
                                                        ----------              ----------
        Gross Profit                                     5,792,502               4,717,129

      Selling, general and administrative
        expenses                                         5,092,756               3,814,244
                                                        ----------              ----------
        Income from operations                             699,746                 902,885

      Other expenses:

        Interest expense                                 (187,509)               (147,368)
        Amortization of covenant not to compete           (18,074)                (18,078)
                                                        ----------              ----------
      Income before tax provision                          494,163                 737,439

      Provision for income taxes                          (13,200)                (21,000)
                                                        ----------              ----------
      Net income                                     $     480,963           $     716,439
                                                        ==========              ==========
      Net income Per Share                               $2,404.82               $3,582.20
                                                        ==========              ==========
      Weighted average number of shares
        outstanding                                            200                     200
                                                        ==========              ==========

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONDENSED FINANCIAL
                                  STATEMENTS.

                       TSG PROFESSIONAL SERVICES, INC.

                UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS



                                                           SIX MONTHS ENDING JUNE 30,
                                                       ----------------------------------
                                                           1996                    1995
                                                        ----------              ----------
      CASH FLOWS FROM OPERATING ACTIVITIES              $1,199,427            $(1,053,600)

      CASH FLOWS FROM INVESTING ACTIVITIES:

        Acquisition of property and equipment            (302,756)               (168,688)
        Payments on covenant not to compete              ( 29,098)                (27,556)
                                                        ----------              ----------
        Net cash used by investing activities            (331,854)               (196,244)
                                                        ----------              ----------
      CASH FLOWS FROM FINANCING ACTIVITIES:

        (Decrease) increase in revolving
          loan balance                                   (719,901)               1,141,141
        (Decrease) increase in checks drawn
          against loan                                   (147,672)                 103,453
                                                        ----------              ----------
        Net cash used by financing activities            (867,573)              1,244,594
                                                        ----------              ----------
      DECREASE IN CASH AND
        CASH EQUIVALENTS                                      ----                 (5,250)

      CASH AND CASH EQUIVALENTS,
        AT BEGINNING OF PERIOD                                 950                   6,000
                                                        ----------              ----------
      CASH AND CASH EQUIVALENTS,
        AT END OF PERIOD                             $         950          $          750
                                                        ==========              ==========


     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONDENSED FINANCIAL
                                    STATEMENTS.

                         TSG PROFESSIONAL SERVICES, INC.

               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


      1.    BASIS OF PRESENTATION

            The accompanying unaudited condensed financial statements have been prepared in accordance with Rule 10-01 of Regulation S-X and, accordingly, do not include all of the information and disclosures
            required  by  generally   accepted  accounting principles.  The
            accompanying condensed consolidated financial statements have not been audited by independent accountants in accordance with generally accepted auditing standards, but, in the opinion of the Company, such financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly its financial position as of June 30, 1996 and 1995, and the results of operations and changes in cash flows for the six months ended June 30, 1996 and 1995, and are not necessarily indicative of the results to be expected for the full year.

            In reading the interim condensed combined financial statements, reference should be made to the summary of accounting policies and notes to the audited financial statements of TSG Professional Services, Inc. as of December 31, 1995 and January 1, 1995 and for the years then ended, contained herein.

                        INDEPENDENT AUDITORS' REPORT



      To the Board of Directors
      TSG PROFESSIONAL SERVICES, INC.
      Manchester, New Hampshire



      We have audited the accompanying balance sheet of TSG PROFESSIONAL SERVICES, INC., as of December 31, 1995 and the related statements of income, changes  in stockholders  equity and  cash  flows  for  the
      years  then   ended.    These  financial  statements  are  the
      responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements as of January 1, 1995, were audited by other auditors whose report dated February 6, 1995, expressed an unqualified opinion on those statements.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements
      are free of  material misstatement.   An audit includes examining,  on
      a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
      We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TSG PROFESSIONAL SERVICES, INC.. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


      /s/ Dubois & Bornstein

      Professional Corporation
      February 5, 1996


      BALANCE SHEETS

      TSG PROFESSIONAL SERVICES, INC.

      DECEMBER 31, 1995 AND JANUARY 1, 1995


      ASSETS                                              12/31/95               1/01/95
                                                        ----------              ----------
      CURRENT ASSETS
        Cash                                          $        950            $      6,000
        Accounts receivable, net of allowance
          for doubtful accounts                          7,162,260               4,063,694
        Other receivables                                   98,085                  67,584
        Prepaid expenses                                   144,394                  86,284
        Current portion of covenant not to compete          34,500                  34,500
                                                        ----------              ----------
          TOTAL CURRENT ASSETS                           7,440,189               4,258,062

      PROPERTY AND EQUIPMENT
        Office equipment                                   517,047                 475,795
        Furniture and fixtures                             147,116                 155,964
                                                        ----------              ----------
                                                           664,163                 631,759
        Less:  Accumulated depreciation                    169,056                 346,600
                                                        ----------              ----------
                                                           495,107                 285,159

      OTHER ASSETS
        Deposits                                            31,920                  17,179
        Covenant not to compete, net of
          current portion                                  236,636                 272,788
        Financing costs, net of amortization                17,367                  47,139
                                                        ----------              ----------
                                                           285,923                 337,106
                                                        ----------              ----------
                                                        $8,221,219              $4,880,327
                                                        ==========              ==========

      LIABILITIES AND STOCKHOLDERS' EQUITY
      CURRENT LIABILITIES
        Accounts payable                              $    339,677            $    157,813
        Accrued payroll and payroll taxes                  834,236               1,028,452
        Accrued insurance                                  151,619                  60,305
        Accrued contractors' fees                          105,812                 132,477
        Accrued income taxes                                19,810                  15,912
        Current portion of long-term obligations            59,051                  55,855
                                                        ----------              ----------
        TOTAL CURRENT LIABILITIES                        1,510,205               1,450,814

      REVOLVING LOAN                                     4,062,800               1,511,637
      CHECKS DRAWN AGAINST LOAN                            664,939                 376,206
      OTHER LONG-TERM OBLIGATIONS,
        net of current portion                             502,569                 561,620
      DEFERRED INCOME TAXES                                  6,500                   6,500
                                                        ----------              ----------
                                                         5,236,808               2,455,963

      STOCKHOLDERS' EQUITY
        Common stock, no par value, 300 shares
           authorized, 200 shares issued
           and outstanding                                  32,848                  32,848
        Additional paid-in capital                       1,546,091               1,096,091
        Accumulated deficit                              (104,733)               (155,389)
                                                        ----------              ----------
        TOTAL STOCKHOLDERS' EQUITY                       1,474,206                 973,550
                                                        ----------              ----------
                                                       $ 8,221,219             $ 4,880,327
                                                        ==========              ==========

     THE ACCOMPANYING NOTES WHICH ARE AN INTEGRAL PART OF THESE FINANCIAL
                                 STATEMENTS.


      STATEMENTS OF INCOME

      TSG PROFESSIONAL SERVICES, INC.

      YEARS ENDED DECEMBER 31, 1995 AND JANUARY 1, 1995


                                                          12/31/95                 1/01/95
                                                        ----------              ----------
      REVENUE:
        Consulting fees                                $48,712,447             $35,400,465
        Placement fees                                     271,815                 164,398
        Other revenue                                      375,775                 337,337
                                                        ----------              ----------

                                                        49,360,037              35,902,200

      DIRECT EXPENSES                                   39,121,290              28,444,345
                                                        ----------              ----------

                                GROSS PROFIT            10,238,747               7,457,855

      ADMINISTRATIVE EXPENSES:
        Selling                                          1,896,011               1,631,253
        Recruiting                                       1,132,561                 604,725
        Management                                       3,281,089               2,212,258
        Support services                                 1,247,722                 956,367
        Overhead                                         2,231,732               1,725,172
                                                        ----------              ----------
                                                         9,789,115               7,129,775
                                                        ----------              ----------

                      INCOME FROM OPERATIONS               449,632                 328,080

      OTHER  EXPENSE:
        Interest expense                                 (309,393)               (217,618)
        Amortization of covenant not
          to compete                                      (36,152)                (36,977)
        Loss on disposition of assets                     (14,836)                       0
                                                        ----------              ----------
                                                         (360,381)               (254,595)
                                                        ----------              ----------

                 INCOME BEFORE TAX PROVISION                89,251                  73,485

      PROVISION FOR INCOME TAXES
        Current year state tax expense                      38,595                  28,263
                                                        ----------              ----------

                                  NET INCOME               $50,656                 $45,222
                                                        ==========              ==========
      Net income per share                                 $253.28                 $226.11
                                                        ==========              ==========
      Weighted average shares outstanding                      200                     200
                                                        ==========              ==========

     THE ACCOMPANYING NOTES WHICH ARE AN INTEGRAL PART OF THESE FINANCIAL
                                  STATEMENTS.

      STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

      TSG PROFESSIONAL SERVICES, INC.

      YEARS ENDED DECEMBER 31, 1995 AND JANUARY 1, 1995

                                                        Additional      Retained
                                          Common         Paid-In        Earnings
                                           Stock         Capital       (Deficit)        Total
                                          ------        ----------     ---------       --------
      Balance, January 2, 1994            $32,848        $805,596      $(200,611)      $637,833

      Contributed capital                                 290,495                       290,495

      Net Income, year ended
         December 31, 1995                      0               0          45,222        45,222
                                         --------       ---------       ---------      --------

         Balance, January 1, 1995         $32,848      $1,096,091      $(155,389)      $973,550
                                        =========      ==========       =========      ========

                                                        Additional      Retained
                                          Common         Paid-In        Earnings
                                           Stock         Capital       (Deficit)        Total
                                          ------        ----------     ---------       --------

      Balance, January 1,1995             $32,848      $1,096,091      $(155,389)      $973,550

      Contributed capital                                 450,000                       450,000

      Net Income, year ended
         December 31, 1995                      0               0          50,656        50,656
                                         --------       ---------       ---------       -------
         Balance, December 31, 1995       $32,848      $1,546,091      $(104,733)    $1,474,206
                                         ========       =========       =========     =========



     THE ACCOMPANYING NOTES WHICH ARE AN INTEGRAL PART OF THESE FINANCIAL
                                STATEMENTS.

      STATEMENTS OF CASH FLOWS

      TSG PROFESSIONAL SERVICES, INC.

      YEARS ENDED DECEMBER 31, 1995 AND  JANUARY 1, 1995


      INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                          12/31/95                 1/01/95
                                                        ----------              ----------
      Cash Flows from Operating Activities:
        Cash received from customers                   $46,329,262             $35,182,143
        Cash paid to employees                        (33,007,355)            (23,934,184)
        Cash paid for other goods
          and services                                (13,047,567)            (10,725,423)
        Interest paid                                    (309,393)               (217,618)
        Taxes and other fees paid                      (2,610,228)                (15,158)
                                                        ----------              ----------
          Net Cash Provided (Used)
            by Operating Activities                    (2,645,281)                 289,760

      Cash Flows from Investing Activities:
        Purchases of fixed assets                        (319,913)               (149,616)
        Payments on covenant not to compete               (34,500)                (34,500)
        Loss on disposition of assets                       14,836                       0
                                                        ----------              ----------
          Net Cash Used by Investing Activities          (339,577)               (184,116)

      Cash Flows from Financing Activities:
        Additional paid-in capital                         450,000                 290,495
        Proceeds from revolving loan                     4,062,800               1,511,637
        Repayment of revolving loan                    (1,511,637)             (1,911,089)
        Repayment of long-term debt                       (21,355)                (21,355)
                                                        ----------              ----------
          Net Cash Provided (Used)
           by Financing Activities                       2,979,808               (130,312)
                                                        ----------              ----------

      Net Decrease In Cash                                 (5,050)                (24,668)

      Cash and Cash Equivalents at Beginning of Period
                                                             6,000                  30,668
                                                        ----------              ----------

      Cash and Cash Equivalents at
        End of Period                           $              950         $         6,000
                                                        ==========              ==========


     THE ACCOMPANYING NOTES WHICH ARE AN INTEGRAL PART OF THESE FINANCIAL
                                  STATEMENTS.

      THE SYSTEMS GROUP, INC.

      YEARS ENDED DECEMBER 31, 1995 AND JANUARY 1, 1995



      RECONCILIATION OF NET INCOME TO NET CASH
        PROVIDED (USED) BY
        OPERATING ACTIVITIES                              12/31/95                 1/01/95
                                                        ----------              ----------

      Net Income                                   $        50,656          $       45,222
                                                        ----------              ----------
      Adjustments to Reconcile Net
        Income to Net Cash
        Provided by Operating Activities:
        Depreciation                                        95,127                  64,711
        Amortization of intangible assets                   65,924                  67,243
        Provision for bad debts                            (9,000)                  25,174

        (Increase) Decrease In:
          Accounts receivable, net of
            bad debts                                  (3,089,566)               (708,410)
          Other receivables                               (30,501)                 (3,908)
          Prepaid expenses                                (58,110)                (34,680)
          Deposits                                        (14,741)                 (1,185)
          Prepaid income taxes                                                       9,193

        Increase (Decrease) In:
          Accounts payable                                 181,864                  68,994
          Accrued payroll and payroll taxes              (194,210)                 571,299
          Accrued insurance                                 91,310                  16,129
          Accrued contractors' fees                       (26,665)                  49,534
          Accrued income taxes                               3,898                   3,912
          Checks drawn against loan                        288,733                 116,532
                                                        ----------              ----------
            Total Adjustments                          (2,695,937)                 244,538
                                                        ----------              ----------

      Net Cash Provided (Used) by
        Operating Activities                         $ (2,645,281)            $    289,760
                                                        ==========              ==========

      SUPPLEMENTAL DISCLOSURES:

      For the purposes of the statement of cash flows, the Company considers cash to include currency on hand and demand deposits with banks.



      Noncash Investing and Financing Activities:
        Loss on disposition of assets                      $14,836
      Cash Paid During the Year For:
        Interest                                          $309,963                $217,618
        Income taxes                                       $34,696                 $25,407


     THE ACCOMPANYING NOTES WHICH ARE AN INTEGRAL PART OF THESE FINANCIAL
                                  STATEMENTS.

      NOTES TO FINANCIAL STATEMENTS

      TSG PROFESSIONAL SERVICES, INC.

      NOTE A - SIGNIFICANT ACCOUNTING POLICIES
      ----------------------------------------

      The significant accounting policies of TSG Professional Services, Inc., (The Company), formerly The Systems Group, Inc., are as follows:

      DESCRIPTION OF BUSINESS ACTIVITY:
      ---------------------------------
      The Company was established in 1980 to provide consultant services in the form of skilled, technical, temporary consultants to Fortune 500,
      mid-size  and start-up companies.   The Company found  success in  a
      very specific computer programming related services market niche and has since expanded into the allied health care specialties. The Company now operations in approximately 47 states.

      FINANCIAL STATEMENT PRESENTATION:
      ---------------------------------
      The Company is a Subchapter S corporation as defined under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, in lieu of Federal corporate income taxes, each stockholder of an S-corporation is taxed on an individual basis on his proportionate share of the Company's taxable income. The Company has also elected, under the Internal Revenue Code Section 441, to have an accounting period ending on the Sunday closest to December 31. The year-end for the current year is December 31, 1995.

      ACCOUNTS RECEIVABLE AND CHANGE IN ACCOUNTING PRINCIPLE:
      -------------------------------------------------------
      The Company includes as receivables both invoiced amounts and revenues which have been earned but not invoiced. For the years ended December 31, 1995 and January 1, 1995, this category included the following:

                                         12/31/95                01/01/95
                                        ----------              ----------

        Invoiced, net                   $5,805,216              $3,352,794
        Unbilled                         1,387,044                 749,900
                                        ----------              ----------
                                        $7,192,260              $4,102,694
                                        ==========              ==========

      All accounts receivable are pledged to a bank as security for the revolving loan. See Note B.

      Accounts receivables are shown on the balance sheets net of an allowance for doubtful accounts. The allowances at December 31, 1995 and January 1, 1995 were $30,000 and $39,000, respectively.

      In order to provide a better matching between expense and receivables, the Company uses the allowance method for recording bad debts. During the year ended December 31, 1995, the Company's bad debt recoveries exceeded bad debt expense. In the year ended January 1, 1995 bad debt expense was $38,000.

      For tax purposes, bad debts are deductible only when the specific account is written off.

      PROPERTY AND EQUIPMENT:
      -----------------------
      The Company records property and equipment at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets for financial reporting purposes and on the accelerated method prescribed at the time of purchase for income tax purposes.

      In 1995, the Company disposed of assets having a book cost of approximately $287,000 and accumulated depreciation of approximately $273,000, resulting in a loss of $15,000.

      Expenditures for repairs and maintenance are charged to expense when incurred and betterments are capitalized.

      TSG PROFESSIONAL SERVICES, INC.


      NOTE A SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
      --------------------------------------------------

      INTANGIBLE ASSETS:   The Company  amortizes intangible assets over the
      -----------------
      anticipated useful life of the asset.

      INCOME  TAXES:  In accordance with the  Financial Accounting Standards
      -------------
      Board Statement No. 109, issued in February 1992, the objective of accounting for income taxes is to recognize (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for the future tax consequences of events that have been recognized in an enterprises' financial statements or
      tax  returns.    Income taxes  payable  or refundable are based  on the
      income tax returns  for the  current year.   A deferred  tax liability
      or asset is recognized for tax consequences attributable to temporary differences and carryforwards.

      The temporary differences arise primarily from the use of the straight-line method of depreciation for financial accounting and
      accelerated methods  of depreciation  for tax purposes.   Additional
      differences arise from the use of an allowance method for recording bad debts. See Note D.

      NOTE B WORKING CAPITAL REVOLVING LOAN
      -------------------------------------

      The Company's revolving loan agreement was modified subsequent to the balance sheet date. The Company, subsequent to December 31, 1995 maintains a $8,500,000 revolving loan with the First National Bank of Boston, to provide working capital. The loan is secured by all Company assets. Funds received are deposited into a lockbox and are then applied to the principal reduction of the loan. Advances are made under a "borrowing base" formula that utilizes 80% of eligible billed accounts receivable and 70% of eligible unbilled accounts receivable.

      The loan matures and becomes due  on January 31, 1999.   Except for the
      formula limits on the maximum amount that may be outstanding at a particular time, there are no current obligations to repay the loan. The loan is therefore classified as long-term on the balance sheet.

      Interest on the revolving loan accrues at the bank's "base rate", with interest on any over-advance at two percent (2.0%) above the base rate. Interest is payable monthly, in arrears.

      The revolving loan agreement includes various covenants, including an obligation to maintain a minimum tangible capital base adjusted by certain annual amounts; a ratio of senior debt to tangible capital base less than 4.0:1 during November 1 to July 31, and 3.25:1 during August 1 to October 31; and a ratio of cash flow to total debt service
      of at least 1.3:1.   The agreement also  provides that any amounts
      credited by or  due from the bank may be set off  against obligations
      relating to the revolving loan.   At December 31, 1995, the Company was
      in compliance with all of the loan covenants.

      For the year ended December 31, 1995, the highest amount outstanding was $4,226,000. For the fiscal year ended January 1, 1995, the highest amount outstanding was $2,632,000.

      Costs of $89,000, associated with the negotiations for the revolving loan were capitalized and are being amortized over the initial 36 months of the loan agreement.

      TSG PROFESSIONAL SERVICES, INC.


      NOTE B WORKING CAPITAL REVOLVING LOAN (CONTINUED)
      -------------------------------------------------

      The  Company's banking agreements provide for a "zero balance account"
      for the general business and payroll accounts.   Under this arrangement,
      at the end of each day the bank advances funds from the revolving loan sufficient to cover net withdrawals from the general and business accounts. At December 31, 1995, there were $665,000 in outstanding checks that had not cleared these accounts.

      NOTE C STANDBY LETTER OF CREDIT
      --------------------------------

      The Company has a $10,000 standby letter of credit with the First National Bank of Boston in favor of the National Association of Computer Consulting Businesses, to be used for the establishment of a legal defense fund. The letter is secured by a lien on all assets of the Company. This letter of credit expires on July 26, 1996.

      NOTE D INCOME TAXES
      -------------------

      Current income taxes are based on the taxable income for the year, as measured by the current year's tax returns. The deferred tax adjustment is the amount required to adjust the deferred tax liability or asset to that amount expected to be realized in future years.

      Temporary differences are due to the difference in depreciation methods and the difference in accounting for bad debts used for book and tax accounting. Due to the S-Corporation status, there is no provision for deferred federal taxes. Deferred state tax liability at December 31, 1995 is $6,500.

      NOTE E LEASES
      -------------

      The Company leases facilities in six states under operating leases expiring in various years through 2000. Total rent expense under these leases for the year ended December 31, 1995 was $334,000.

      Certain of these operating leases provide for renewal options. In the normal course of business, operating leases are generally renewed or replaced.

      The Company also leases two automobiles under operating leases expiring in 1997 and 1998. Total auto lease expense for the year ended December 31, 1995, was $25,000.

      Minimum future lease payments for the above are as follows:

                                Facilities     Automobiles          Total
                                ---------      -----------          -----
            1996              $    427,457        $ 23,257    $    450,714
            1997                   399,331          16,579         415,910
            1998                   324,216           5,324         329,540
            1999                   235,995               0         235,995
            2000                    83,539               0          83,539
            Thereafter               2,727               0           2,727
                                 ---------       ----------         ------
      Total future minimum
      lease payments as of
      December 31, 1995         $1,473,265         $ 45,160     $1,518,425
                                 =========        =========     ==========

      TSG PROFESSIONAL SERVICES, INC.


      NOTE F RELATED PARTY TRANSACTIONS
      ---------------------------------

      The Company rents a condominium for business purposes from the stockholders (and former stockholder) of TSG Professional Services, Inc. The lease is month to month at the will of the parties. During the year ended December 31, 1995, the Company paid $16,000, in rent to the stockholders. The Company also paid $ 6,000 in other expenses related to the condominium.

      The Company occasionally pays expenses on behalf  of its stockholders.
      These amounts are normally repaid  during the following month.   At
      December 31, 1995, approximately $7,000 due from stockholders is included with other receivables.

      NOTE G PENSION PLAN
      -------------------

      The Company has, under the Internal Revenue Code Section 401(k), established a pension and profit sharing plan for the benefit of its employees. Any employee twenty-one years old with at least six months of service with the Company may participate by funding pre-tax contributions from salary. The plan allows the Company to make matching contributions and/or profit sharing contributions determined on an annual basis by a vote of the Board of Directors.

      NOTE H ECONOMIC DEPENDENCY AND CONCENTRATIONS OF CREDIT RISK
      ------------------------------------------------------------

      The Company provides temporary help to a diversified group of customers in the technical and health care industries. The technical services clients are located primarily in the eastern seaboard of the United States. Credit is extended based on an evaluation of each customer's financial condition. Credit losses, if any, have been provided for in the financial statements and have been generally within management's expectations.

      Approximately twenty-two percent ($10.5 million) of the Company's 1995 sales were to two customers. At December 31, 1995, these two customers accounted for 21.5% ($1,248,000) of the invoiced receivables. Seventy-five percent of these invoiced amounts are current (less than 30 days) and approximately ninety percent of them are less than 60 days old.

      NOTE I STOCK REDEMPTION AND COVENANT NOT-TO-COMPETE
      ---------------------------------------------------

      In July 1993, the stockholders, pursuant to the terms and provisions of the Company's Stock Redemption Agreement , voted to redeem all of the 100 shares of the no par value common stock owned by one of the stockholders. Payment of the redemption price included cash and a promissory note payable to the stockholder in the amount of $351,160, with an interest rate of fourteen percent (14.0%) per annum. The note is payable in 120 equal monthly payments of $5,452 for principal and interest, through July 1, 2003. The note is guaranteed by each of the remaining stockholders, and is secured by a subordinated security interest in all of the assets of the corporation.

      The Covenant Not to Compete includes an agreement by the redeemed stockholder not to compete with the Company for a period of ten years. Payments are due to the redeemed stockholder in 120 equal monthly payments, without interest, of $2,875 each.

      Legal fees of $16,500 associated with the covenant were capitalized and are being amortized over the ten years of the covenant.

      TSG PROFESSIONAL SERVICES, INC.


      NOTE I STOCK REDEMPTION AND COVENANT NOT-TO-COMPETE (CONTINUED)
      ----------------------------------------------------------------

      "Other long term obligations" on the balance sheet at December 31, 1995 include these amounts:

            Note payable at 14% to former stockholder             $302,870
            Covenant not to compete                                258,750
                                                                   561,620
            Less current portion:
               Note payable                                         24,551
               Covenant                                             34,500
                                                                  --------
                                                                  $502,569
                                                                  ========


      Future minimum payments under these two agreements are as follows:

                                 Redemption       Covenant
                                  Agreement    Not to Compete       Total
                                  ---------   ---------------       -----
     1996 (current portion)      $  24,551      $  34,500         $  59,051
     1997                           28,225         34,500            62,725
     1998                           32,450         34,500            66,950
     1999                           37,306         34,500            71,806
     2000 and beyond               180,338        120,750           301,088
                                   -------        -------           -------

                                  $302,870       $258,750          $561,620
                                  ========       ========          ========

                         INDEPENDENT AUDITORS' REPORT
                        ON OTHER FINANCIAL INFORMATION



      TO THE BOARD OF DIRECTORS
      TSG PROFESSIONAL SERVICES, INC.
      MANCHESTER, NEW HAMPSHIRE



      Our report on our audit of the basic financial statements of TSG PROFESSIONAL SERVICES, Inc. for the year ended December 31, 1995 appears on page one. That audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying other financial information regarding the Schedules of Direct, Selling, Recruiting, Management, Support Services, and Overhead Expenses is presented for the purpose of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

      The January 1, 1995 financial statements of TSG PROFESSIONAL SERVICES, INC. were audited by other accountants, whose report dated February
      6, 1995 stated that the other financial information was presented for the purpose of additional analysis and was not a required part of the basic financial statements, and that such information was subjected to the auditing procedures applied in the audit of the basic financial statements, and in their opinion is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



      Professional Corporation
      February 5, 1996

      SCHEDULES OF DIRECT EXPENSES, SELLING EXPENSES, RECRUITING EXPENSES,
         MANAGEMENT EXPENSES, AND SUPPORT SERVICES


      TSG PROFESSIONAL SERVICES,  INC.

      Years Ended December 31, 1995 and  January 1, 1995

                                              12/31/95             1/01/95
                                             ----------          ----------
      DIRECT EXPENSES
        Wages                               $26,473,015         $19,301,404
        Payroll taxes                         2,185,380           1,646,647
        Insurance                               567,391             278,835
        Independent services                  8,298,271           6,258,828
        Other direct expenses                 1,597,233             958,631
                                             ----------          ----------
          TOTAL DIRECT EXPENSES             $39,121,290        $ 28,444,345
                                             ==========          ==========

      SELLING EXPENSES
        Wages                             $   1,547,134       $   1,358,298
        Payroll taxes                           111,752             105,765
        Insurance                                62,523              37,775
        Travel and entertainment                174,602             129,415
                                             ----------          ----------
          TOTAL SELLING EXPENSES          $   1,896,011       $   1,631,253
                                             ==========          ==========

      RECRUITING EXPENSES
        Wages                            $      980,096      $      538,288
        Payroll taxes                            69,497              39,114
        Insurance                                43,130              18,723
        Travel and entertainment                 39,841               8,600
                                             ----------          ----------
          TOTAL RECRUITING EXPENSES       $   1,132,561      $      604,725
                                             ==========          ==========

      MANAGEMENT EXPENSES
        Officers' salaries                $   1,689,066       $   1,512,393
        Wages                                 1,312,909             442,033
        Payroll taxes                            96,658              79,212
        Insurance                                18,991              14,813
        Travel and entertainment                163,465             163,807
                                             ----------          ----------
          TOTAL MANAGEMENT EXPENSES       $   3,281,089        $  2,212,258
                                             ==========          ==========

      SUPPORT SERVICES
        Wages                             $   1,011,536       $     781,768
        Payroll taxes                            72,194              55,392
        Insurance                                53,176              44,696
        Travel and entertainment                 44,474              16,873
        Other support expenses                   66,342              57,638
                                             ----------          ----------
          TOTAL SUPPORT EXPENSES           $  1,247,722       $     956,367
                                             ==========          ==========

     See independent auditors' report on other financial information.

      SCHEDULES OF OVERHEAD EXPENSES

      TSG PROFESSIONAL SERVICES,  INC.
                                                    12/31/95        1/01/95
                                                  ----------      ----------
      OVERHEAD EXPENSES
        Advertising and promotion                 $  489,167    $   428,680
        Bad debt and credit expense                   (9,000)        39,597
        Bank and other fees                          150,920        108,186
        Depreciation                                  95,127         64,711
        Dues and subscriptions/education              52,253         37,188
        Equipment expense                            176,337         79,725
        Miscellaneous expenses                        54,840         34,352
        Non-medical insurance                         66,846         57,790
        Office supplies and expense                  135,421        134,686
        Other facilities expense                      63,989         49,770
        Postage                                      115,963         74,471
        Professional fees                            162,176        149,385
        Rent                                         349,890        235,853
        Telephone                                    327,803        230,778
                                                  ----------     ----------

          TOTAL OVERHEAD EXPENSES                 $2,231,732     $1,725,172
                                                  ==========     ==========


     See independent auditors' report  on other financial information.

     (b)  Pro Forma Information

      INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

      The unaudited pro forma combined financial statements presented below reflect the results of operations and financial position of the Company after giving effect to the transactions described below and in the notes hereto as if such transactions had occurred at July 1, 1994 for purposes of the pro forma combined statements of income, as of January 1, 1995 for purposes of the supplemental pro forma combined statements of income and as of December 31, 1995 for purposes of the pro forma combined balance sheet, and give effect to the two for one split of the Common Stock effective February 22, 1996.

      The unaudited pro forma financial statements of the Company and accompanying notes should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Company s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on February 28, 1996.

      Management believes that the assumptions used in preparing the unaudited pro forma financial statements provide a reasonable basis on which to present the pro forma financial data. The unaudited pro forma financial statements are provided for informational purposes only and should not be construed to be indicative of the Company s results of operations or financial position had the transactions described below been consummated on or as of the dates assumed, and are not intended to project the Company's results of operations or its financial position for any future period or as of any future date.

      The unaudited pro forma combined balance sheet as of June 30, 1996 has been prepared to reflect the financial position of the Company as if the acquisition of the TSG Professional Services, Inc. d.b.a. Berger & Co. ("Berger"), effective August 28, 1996 and the acquisition of TSG Professional Services, Inc. ("TSG"), effective September 16, 1996, had both occurred on June 30, 1996. The unaudited pro forma combined statements of income for the year ended June 30, 1995, the six months ended December 31, 1995 and the six months ended June 30, 1996 have been prepared to reflect the operations of the Company as if (i) the acquisition of Contract Staffing Group, Inc. d.b.a. Computer Consulting Group ("CCG"), effective August 18, 1995, (ii) the acquisition of Professionals for Computing,Inc. ("PFC"), effective August 31, 1995, (iii) the acquisition of Programming Enterprises, Inc. d.b.a. Mini-Systems Associates ("Mini-Systems"), effective January 2, 1996, (iv) the acquisition of Zeitech Inc. ("Zeitech"), effective January 11, 1996, (v) the acquisition of the temporary services business of Management Search, Inc. and its affiliate Temps & Co. Services, Inc. ("MSI"), effective March 4, 1996, (vi) the acquisition of American Computer Professionals, Inc. ("ACP"), effective April 2, 1996, (vii) the acquisition of Century Temporary Services, Inc. d.b.a. CenCor Temporary Services and its affiliate Grant Management Company d.b.a. Le-Gals ("CenCor" ), effective April 29, 1996, (viii) the acquisition of Richard Michael Temps, Inc. and The Richard Michael Group, Inc. ("Richard Michael"), effective April 29, 1996, (ix) the acquisition of WHY Systems, Inc., effective May 15, 1996, (x) the acquisition of Dial A Temporary, effective June 24, 1996, (xi) the acquisition of Berger, effective August 28, 1996 and (xii) the acquisition of TSG, effective September 16, 1996 (collectively the "Acquired Companies"), and
      (xiii) the issuance of the 7%  Convertible Senior Notes Due 2002
      (the "Convertible Notes") and (xiv) the Stock Offering and the application of the net proceeds therefrom, all had occurred as of July 1, 1994. The supplemental unaudited pro forma combined statements of income for the year ended December 31, 1995 has been prepared to reflect the operations of the Company as if
      (i) the acquisitions of the Acquired Companies, (ii) the issuance of the Convertible Notes and (iii) the Stock Offering and the application of the net proceeds therefrom, all had occurred as of January 1, 1995.

      The Mini-Systems acquisition was treated as a purchase for financial reporting purposes. The Company acquired Mini-Systems for
      $28,500,000  in cash,  financed  in part  by  the proceeds received from the offering in October 1995 of the Convertible Notes, a portion of which proceeds at December 31, 1995 was invested in reverse repurchase
      agreements.   The acquisition  agreement provides  for  additional
      purchase price consideration of up to $10,000,000 based upon Mini-Systems' results of operations over a six-year period. Any additional consideration paid will be reported as additional purchase price.

      The Zeitech acquisition was treated  as a purchase for financial
      reporting purposes.   The Company  acquired Zeitech for $17,175,000
      in cash, financed in part by the proceeds received from the offering in October 1995 of the Convertible Notes, a portion of which proceeds at December 31, 1995 was invested in reverse
      repurchase  agreements.   The acquisition agreement  provides for
      additional purchase price consideration based upon Zeitech's results of operations over a six-year period. Any additional consideration paid will be reported as additional purchase price.

      The MSI  acquisition was  treated as  a purchase  for financial
      reporting  purposes.   The Company acquired MSI for  $13,868,000
      in cash, financed in part by the proceeds received from the Stock Offering, plus a note payable to the seller in the amount of $1,539,000 due September 1997.

      The CenCor acquisition was treated as a purchase for financial reporting purposes. The Company acquired CenCor for $11,792,000 in cash, financed in part by the proceeds received from the Stock Offering. The acquisition agreement provides for additional purchase price consideration based upon CenCor's results of operations over a
      five-year period.   Any additional consideration paid will be reported
      as additional purchase price.

      The Berger acquisition was treated as a purchase for financial reporting purposes. The Company acquired Berger for $30,750,000 in cash, financed in part by the proceeds received from the Stock Offering. The acquisition agreement provides for additional purchase price consideration  based upon  Berger's results  of operations over a
      six-year period.   Any additional consideration paid will be reported
      as additional purchase price.

      The TSG  acquisition was treated  as a  purchase for  financial reporting
      purposes.   The Company  acquired TSG  for $18,250,000  in cash  and the issuance of $2,000,000 in notes payable to the sellers, due September 1998. The cash payment was financed in part by the proceeds received
      from  the  stock  offering.   The  acquisition  agreement provides  for
      additional  purchase price consideration  based upon  TSG's results  of
      operations  over a three-year period.   Any additional consideration
      will  be reported as additional purchase price.

      The CCG, PFC, ACP, Richard Michael, WHY and Dial A Temporary acquisitions were treated as purchases for financial reporting purposes. The Company acquired CCG, PFC, ACP, Richard Michael, WHY and Dial A Temporary for an aggregate of $20,231,000 in cash, financed in part by the proceeds
      of the  Stock  Offering.   The acquisition  agreements provide  for
      additional purchase price consideration (up to a maximum of $12,000,000 in the case of Richard Michael and up to a maximum of $5,000,000 in the case of Dial A Temporary), based upon the respective companies'
       results of operations over periods ranging from one to five years.
       Any additional consideration paid will be reported as additional purchase price.

                             CAREER HORIZONS, INC.
                        Pro Forma Combined Balance Sheet
                             As of June 30, 1996
                                  (unaudited)
                               ($ in Thousands)


                                                ASSETS

                                        HISTORICAL
                               -------------------------------
                               CAREER
                              HORIZONS,                                  PRO FORMA        PRO
                                 INC.        BERGER          TSG        ADJUSTMENTS      FORMA
                              ---------      ------         ----        -----------      -----
   Current Assets:
     Cash and cash
       equivalents and
       reverse repurchase
       agreements             $79,531        $486             $1     ($49,000)(a),(b)  $31,018
     Accounts receivable,
        net                    89,041       5,880          6,449                       101,370
     Due from Associated
       Offices, net            38,442                                                   38,442
     Other receivables,
        net                     1,799           8             89                         1,896
     Prepaid expenses and
        other                   2,762         469            322          (35)  (d)      3,518
     Deferred income
        taxes                   4,617                                                    4,617
                               ------      ------        -------       ------         --------

     Total current assets     216,192       6,843          6,861      (49,035)         180,861


     Intangible assets,
       net                    115,687                                  48,200   (c)    163,887
     Furniture, fixtures
       and equipment, net       7,602       1,248            720                         9,570
     Other receivables,
        net                       299                                                      299
     Deferrred income taxes     1,197                         (7)                        1,190
       Other assets             3,298          45            255         (253) (d)       3,345
                              -------       -----        -------       ------          -------
                             $344,275      $8,136         $7,829       $1,088)        $359,152
                             ========      ======         ======       ======         ========




                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                            HISTORICAL
                               -----------------------------------
                                CAREER
                               HORIZONS,                                 PRO FORMA        PRO
                                  INC.         BERGER          TSG      ADJUSTMENTS      FORMA
                               ---------       -------        ----      ------------     -----
     Current Liabilities:
      Bank overdrafts          $12,259            $0                                   $12,259
      Accounts payable and      16,062         1,369          553       3,000           20,984
        accrued liabilities                                                (a),(b)
      Accrued compensation
        and related taxes       35,076         1,448          921                       37,445
      Notes payable              1,539         2,258           59       1,013            4,869
                                                                           (b),(d)
      Current income taxes
        payable                  1,774                          8                        1,782
                               -------       -------       ------     -------         --------

      Total current
       liabilities              66,710         5,075        1,541       4,013           77,339

     7% Convertible Senior
       Notes Due 2002           86,250                                                  86,250
     Revolving Loan                                         3,343                        3,343
     Other liabilities              40           388          990        (473)(d)          945
                               -------        ------      -------     -------        ---------


     Total liabilities         153,000         5,463        5,874       3,540          167,877
                             ---------       -------       ------     -------         --------

     Stockholders' Equity:
      Preferred Stock
      Common Stock                 177             4           33         (37)(a),(b)      177
      Additional paid-in
       capital                 169,510                      1,546      (1,546)  (b)    169,510
      Retained Earnings         21,643         2,669          376      (3,045)(a),(b)   21,643
                              --------       -------      -------     -------        ---------
                               191,330         2,673        1,955      (4,628)         191,330
      Less-treasury stock,         (55)                                                    (55)
       at cost                --------       -------      -------     -------         --------
     Total stockholders'       191,275         2,673        1,955      (4,628)         191,275
       equity                 --------       -------      -------      ------         --------

     TOTAL LIABILITIES &
       EQUITY                 $344,275        $8,136       $7,829     ($1,088)        $359,152
                              ========       =======      =======     =======         ========


                   CAREER HORIZONS, INC. and SUBSIDIARIES

            NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

    BASIS OF RECORDING

    The accompanying pro forma combined balance sheet as of June 30, 1996 gives effect to the acquisitions of Berger and TSG as if the
    transactions occurred  on  June 30,  1996.   The acquisitions  of
    Berger and TSG have been accounted for using the purchase method of accounting.

    BALANCE SHEET ADJUSTMENTS

    a. To record the purchase price of Berger in part with cash from the reduction in investment in reverse repurchase agreements, as follows, and consolidating elimination entries:

          Cash paid to seller at closing                       $30,750
          Fees and expenses                                      1,500
                                                               -------
          Total                                                $32,250
                                                               =======

    b. To record the purchase price of TSG in part with cash from the reduction in investment in reverse repurchase agreements, as follows, and consolidating elimination entries:

          Cash paid to seller at closing                       $18,250
          Notes payable, September 1998                          2,000
          Fees and expenses                                      1,500
                                                               -------
          Total                                                $21,750
                                                               =======

    c. Adjustment to reflect the excess of the purchase price (including $3,000 of acquisition expenses) over the estimated fair value of the net assets acquired in the acquisition of Berger, which has been allocated as follows:

          Purchase price                                       $54,000
          Estimated fair value of
            net assets acquired                                (5,800)
                                                              --------
          Goodwill                                             $48,200
                                                               =======

    d. To record the subtraction of assets not acquired and liabilities not assumed from Berger and TSG as follows:

             Prepaid expenses and other $35; other assets $253; notes payable $987; and other liabilities $473.

                              CAREER HORIZONS, INC.
                   Pro Forma Combined Statements of Income
                       For the year ended June 30, 1995
                                  (unaudited)
               (data in thousands, except per share amounts)


                                                HISTORICAL
                                -----------------------------------------
                                  CAREER           MINI-
                                 HORIZONS,        SYSTEMS        ZEITECH,
                                   INC.         ASSOCIATES         INC.
                                 ---------      ----------      ---------
     REVENUES                      $361,026        $40,364       $31,067

     EXPENSES
       Cost of Services             276,864         31,403        22,965

       Selling, general              48,990          5,570         5,542
       and administrative

       Remittance to                 18,747
       franchisees

       Other expense, net             1,276
                                   --------       --------      --------
           Total Expenses           345,877         36,973        28,507
                                   --------       --------      --------

     Income from operations          15,149          3,391         2,560

     Interest (expense)              (1,803)                        (225)
     income, net                   --------       --------      --------

     Income before minority          13,346          3,391         2,335
     interest and income
     taxes

     Minority Interest
                                    -------        -------       -------

     Income before income            13,346          3,391         2,335
     taxes

     (Provision) benefit for         (5,399)            22          (122)
     income taxes
                                   --------        -------       -------

     NET INCOME                      $7,947         $3,413        $2,213
                                     ======         ======        ======
     INCOME PER COMMON SHARE          $0.65
                                      =====
     WEIGTED AVERAGE NUMBER          12,304
     OF SHARES                       ======


                                                 HISTORICAL
                                 -------------------------------------------
                                    MSI/
                                   TEMPS &          CENCOR/
                                     CO.             LEGALS           BERGER
                                   -------           ------           ------
     REVENUES                     $51,845           $29,177          $23,651

     EXPENSES
       Cost of Services            34,767            21,765           16,487

       Selling, general            13,421             6,207            5,828
       and administrative

       Remittance to                2,926
       franchisees

       Other expense, net             151               (84)
                                  -------           -------          -------
           Total Expenses          51,265            27,888           22,315
                                  -------           -------          -------

     Income from operations           580             1,289            1,336


     Interest (expense)              (315)             (218)            (139)
     income, net                  -------           -------           ------

     Income before minority           265             1,071            1,197
     interest and income
     taxes

     Minority Interest                (65)
                                  -------           -------          -------

     Income before income             200             1,071            1,197
     taxes


     (Provision) benefit for         (104)                               (34)
     income taxes

                                  -------           -------          -------
     NET INCOME                       $96            $1,071           $1,163
                                    =====             =====            =====
     INCOME PER COMMON SHARE

     WEIGTED AVERAGE NUMBER
     OF SHARES




                                         HISTORICAL
                                   -----------------------        PRO
                                                   ALL           FORMA              PRO
                                     TSG         OTHERS       ADJUSTMENTS          FORMA
                                     ---         -------      -----------          -----

     REVENUES                        $41,268      $33,150       ($9,810)(a)         $601,139
                                                                   (599)(b)
     EXPENSES
       Cost of Services               32,584       21,964                            458,799

       Selling, general                7,917        8,848        (6,261)(c)           90,622
       and administrative                                         4,290 (d)
                                                                 (9,730)(a)
       Remittance to                                                                  21,673
       franchisees

       Other expense, net
                                     -------      -------       -------              -------
           Total Expenses             40,501       30,812       (11,701)             572,437
                                     -------      -------       -------              -------

     Income from operations              767        2,338         1,292               28,702

     Interest (expense) income,         (254)           5        (3,148)(e)           (6,097)
     net                             -------      -------       -------              -------


     Income before minority              513        2,343        (1,856)              22,605
     interest and income taxes

     Minority Interest                                               65(a)                 0
                                     -------      -------       -------              -------

     Income before income taxes          513        2,343        (1,791)              22,605

     (Provision) benefit for             (35)                    (4,147)(f)           (9,103)
     income taxes

                                                                    716(g)
                                     -------      -------       -------              -------

     NET INCOME                         $478       $2,343       ($5,222)             $13,502
                                     =======      =======       ========             =======

     INCOME PER COMMON SHARE                                                      (h)  $0.88
                                                                                     =======

     WEIGTED AVERAGE NUMBER OF                                                    (h) 19,804
     SHARES                                                                          =======


                          CAREER HORIZONS, INC.
               Pro Forma Combined Statements of Income
             For the six months ended December 31, 1995
                             (unaudited)
             (data in thousands, except per share amounts)


                                                  HISTORICAL
                                   ----------------------------------------
                                     CAREER         MINI-
                                   HORIZONS,       SYSTEMS       ZEITECH,
                                      INC.        ASSOCIATES       INC.
                                    --------      ----------     --------

     REVENUES                        $201,556       $24,386      $18,106

     EXPENSES

       Cost of Services               153,531        18,644       13,308

       Selling, general and            27,979         3,761        3,535
        administrative

       Remittance to franchisees        9,254             0            0

       Other expense, net                 201
                                      -------       -------      -------
           Total Expenses             190,965        22,405       16,843
                                      -------       -------      -------

     Income from operations            10,591         1,981        1,263

     Interest (expense) income, net    (1,245)            0          (76)
                                      -------       -------      -------

     Income before income taxes         9,346         1,981        1,187

     (Provision) benefit for income    (3,662)           (3)        (221)
     taxes                            -------       -------      -------

     NET INCOME                        $5,684        $1,978         $966
                                      =======       =======      =======

     INCOME PER COMMON SHARE            $0.44
                                      =======

     WEIGTED AVERAGE NUMBER OF         14,638
     SHARES                           =======


                                                  HISTORICAL
                                       ------------------------------------
                                          MSI/
                                        TEMPS &       CENCOR/
                                          CO.         LEGALS       BERGER
                                        -------       ------       ------

     REVENUES                            $26,100       $14,362      $14,285

     EXPENSES

       Cost of Services                   18,181        10,616       10,077

       Selling, general and                6,523         3,080        3,983
         administrative

       Remittance to franchisees           1,549

       Other expense, net                   (353)           20
                                         -------       -------      -------

           Total Expenses                 25,900        13,716       14,060
                                         -------       -------      -------

     Income from operations                  200           646          225

     Interest (expense) income, net         (193)          (85)         (69)
                                         -------       -------      -------

     Income before income taxes                7           561          156

     (Provision) benefit for income            0
     taxes
                                         -------       -------      -------


     NET INCOME                               $7          $561         $156
                                         =======       =======      =======

     INCOME PER COMMON SHARE

     WEIGTED AVERAGE NUMBER OF
     SHARES


                                         HISTORICAL
                                   ---------------------
                                                                PRO
                                                 ALL           FORMA          PRO
                                     TSG        OTHERS      ADJUSTMENTS      FORMA
                                     ---        ------      -----------      -----
       REVENUES                    $26,521      $11,549     ($4,136)(a)     $332,729

       EXPENSES

         Cost of Services           20,999        7,320                      252,676

         Selling, general            6,008        3,674      (5,592)(c)       50,917
         and administrative                                   2,066 (d)
                                                             (4,100)(a)
         Remittance to                                                        10,803
         franchisees

         Other expense, net                                                     (132)
                                   -------      -------     -------          -------
             Total Expenses         27,007       10,994      (7,626)         314,264
                                   -------      -------     -------          -------

       Income from operations         (486)         555       3,490           18,465


       Interest (expense)             (162)           4        (655)(e)       (2,481)
       income, net                 -------      -------     -------          -------

       Income before income           (648)         559       2,835           15,984
       taxes

       (Provision) benefit for         (18)                  (1,222)(f)       (6,217)
       income taxes                                          (1,091)(g)
                                   -------      -------     -------          -------

       NET INCOME                    ($666)        $559        $522           $9,767
                                   =======      =======     =======          =======

       INCOME PER COMMON SHARE                                            (h)  $0.58
                                                                             =======

       WEIGTED AVERAGE NUMBER                                             (h) 20,194
       OF SHARES                                                             =======


                               CAREER HORIZONS, INC.
                      Pro Forma Combined Statements of Income
                       For the six months ended June 30, 1995
                                     (unaudited)
                    (data in thousands, except per share amounts)


                                                    HISTORICAL
                                    ------------------------------------------
                                       CAREER           MINI-
                                     HORIZONS,         SYSTEMS        ZEITECH,
                                        INC.          ASSOCIATES        INC.
                                     ---------        ----------      --------
       REVENUES                        $275,026

       EXPENSES

         Cost of Services               210,233

         Selling, general and            41,637
           administrative

         Remittance to franchisees        9,898

         Other expense, net                 389
                                        -------         -------       -------
             Total Expenses             262,157               0             0
                                        -------         -------       -------

       Income from operations            13,694               0             0

       Interest (expense) income,        (1,802)
       net                              -------         -------       -------

       Income before minority            11,892               0             0
       interest and income taxes

       Minority Interest
                                        -------         -------       -------

       Income before income taxes        11,892               0             0

       (Provision) benefit for           (4,578)
       income taxes
                                        -------         -------       -------

       NET INCOME                        $7,314              $0            $0
                                        =======         =======       =======

       INCOME PER COMMON SHARE            $0.43
                                        =======

       WEIGTED AVERAGE NUMBER OF         12,452
       SHARES                           =======

                                                    HISTORICAL
                                     ----------------------------------------
                                          MSI/
                                        TEMPS &        CENCOR/
                                          CO.           LEGALS         BERGER
                                        --------        ------         ------
       REVENUES                         $4,177         $7,361         $16,123

       EXPENSES

         Cost of Services                3,295          5,646          10,510

         Selling, general and              490          1,841           5,018
          administrative

         Remittance to franchisee          243

         Other expense, net                  0              0
                                       -------        -------         -------
             Total Expenses              4,028          7,487          15,528
                                       -------        -------         -------

       Income from operations              149           (126)            595


       Interest (expense) income,                         (45)            (95)
       net                             -------        -------         -------

       Income before minority              149           (171)            500
       interest and income taxes

       Minority Interest
                                       -------        -------         -------

       Income before income taxes          149           (171)            500

       (Provision) benefit for                                           (134)
       income taxes

                                       -------        -------         -------

       NET INCOME                         $149          ($171)           $366
                                       =======        =======         =======

       INCOME PER COMMON SHARE

       WEIGTED AVERAGE NUMBER OF
       SHARES


                                       HISTORICAL
                                    -----------------
                                                               PRO
                                                 ALL          FORMA          PRO
                                     TSG       OTHERS      ADJUSTMENTS      FORMA
                                     ---       ------      -----------      -----

       REVENUES                    $28,057     $11,360                    $342,929

       EXPENSES

         Cost of Services           22,264       8,475                     260,423

         Selling, general and        5,111       2,013       (2,536)(c)     54,606
          administrative                                      1,032 (d)

         Remittance to                                                      10,141
          franchisees

         Other expense, net                                                    389
                                   -------     -------      -------        -------
             Total Expenses         27,375      10,488       (1,504)       325,559
                                   -------     -------      -------        -------

       Income from operations          682         872        1,504         17,370

       Interest (expense)             (188)          1         (327)(e)     (1,802)
       income, net                 -------     -------      -------        -------


       Income before minority          494         873        1,831         15,568
       interest and income
       taxes

       Minority Interest                                                         0
                                   -------     -------      -------        -------

       Income before income            494         873        1,831         15,568
       taxes


       (Provision) benefit for         (13)                    (563)(f)     (5,993)
       income taxes
                                                               (705)(g)
                                   -------     -------      -------        -------
       NET INCOME                     $481        $873         $563         $9,575
                                   =======     =======      =======        =======

       INCOME PER COMMON SHARE                                          (h)  $0.52
                                                                           =======

       WEIGTED AVERAGE NUMBER                                           (h) 22,296
       OF SHARES                                                           =======


                CAREER HORIZONS, INC. AND SUBSIDIARIES

      NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

      BASIS OF RECORDING

      The accompanying pro forma combined statements of income for the year ended June 30, 1995 ("fiscal 1995"), the six months ended December 31, 1995 (the "1995" interim period ) and the six months ended June 30, 1996 give effect to (i) the acquisitions of the Acquired Companies, (ii) the issuance by the Company of the Convertible Notes and the application of the net proceeds therefrom, including the payment of then outstanding indebtedness under the Company's Senior Credit Facility, and (iii) the Stock Offering and the application of the net proceeds therefrom, including investment in cash and cash equivalents as if all such transactions were consummated on July 1, 1994. The acquisitions of the Acquired Companies have been accounted for using the purchase method of accounting.

      STATEMENTS OF INCOME ADJUSTMENTS

      The following pro forma adjustments were made (dollars in thousands):

            a. To eliminate the results of operations of the portion of the business not acquired from MSI consisting of revenues of $9,810 and $4,136, general and administrative expenses of $9,730 and $4,100 and minority interest of $65 and $0 for fiscal 1995 and the 1995 interim period, respectively.

            b. To reflect the elimination and/or reduction of certain non-recurring revenues resulting from the acquisitions of the Acquired Companies totaling $599 for fiscal 1995.

            c. To reflect the elimination and/or reduction of certain non-recurring general and administrative expenses resulting from the acquisitions of the Acquired Companies totaling $6,261, $5,592 and $2,536 for fiscal 1995, the 1995 interim period and the six months ended June 30, 1996, respectively.

            d. To record the increase in amortization expense related to the goodwill recorded under the purchase method of accounting for the acquisitions of the Acquired Companies totaling $4,290, $2,066 and $1,032 for fiscal 1995, the
                  1995 interim period and the six months ended June 30, 1996, respectively.

            e. To record interest expense, net, of $5,347, $1,351 and $0 in respect of the Convertible Notes and to eliminate interest expense, net of $2,199, $696 and $327 recorded by the Company on indebtedness under the Senior Credit Facility for fiscal 1995, the 1995 interim period and for the six months ended June 30, 1996, respectively.

                       CAREER HORIZONS, INC. AND SUBSIDIARIES

           NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

      STATEMENTS OF INCOME ADJUSTMENTS (CONT'D)

            f. To increase the provision for income taxes on the historical results of operations of the Acquired Companies pursuant to the provisions of FASB #109 Accounting for Income Taxes.

            g. To record the provision for income taxes on the pro forma adjustments based on the Company's federal and state statutory tax rate of approximately 40%.

            h. Calculation of pro forma income per common share, after giving effect to the two for one split of the Common Stock effective February 22, 1996, is as follows:


                                                              Six Months           Six Months
                                          Year Ended             Ended               Ended
                                        June 30, 1995      December 31, 1995     June 30, 1996
                                        --------------     ----------------      -------------

      Pro forma net income ............        $13,502         $  9,767               $9,575
      Add: Interest expense on
        Convertible Notes,
        net of tax benefit.............          3,831            1,915                1,915
                                               -------          -------              -------
                                               $17,333          $11,682               11,490
                                               =======         ========              =======

      Weighted average number
        of shares......................         12,304           12,694               16,484

      Pro forma adjustment to
        include shares issued
        in public offering.............          2,532            2,532                  844

      Add: Pro forma deemed
        conversion of
        Convertible Notes..............          4,968            4,968                4,968
                                                ------            -----               ------
                                                19,804           20,194               22,296
                                                ======           ======               ======
      Pro Forma Income Per
        Common Share                            $  .88         $    .58              $   .52
                                                ======           ======               ======


                              CAREER HORIZONS, INC.
            Supplemental Pro Forma Combined Statements of Income
                      For the year ended December 31, 1995
                                   (unaudited)
                  (data in thousands, except per share amounts)


                                                HISTORICAL
                                  ---------------------------------------
                                   Career           Mini-
                                  Horizons,        Systems       Zeitech,
                                    Inc.         Associates        Inc.
                                  ---------      ----------      --------
       REVENUES                    $385,289        $45,287        $34,199

       EXPENSES

         Cost of Services           294,646         34,906         25,347

         Selling, general            53,408          6,373          6,381
         and administrative

         Remittance to               18,489
         franchisees

         Other expense, net           1,335                           (24)
                                    -------        -------        -------
             Total Expenses         367,878         41,279         31,704
                                    -------        -------        -------


       Income from operations        17,411          4,008          2,495

       Interest (expense) income,    (2,205)                         (191)
       net                          -------        -------        -------

       Income before minority        15,206          4,008          2,304
       interest and income taxes

       Minority interest            -------        -------        -------

       Income before income taxes    15,206          4,008          2,304

       (Provision) benefit for       (5,878)            (6)          (233)
       income taxes
                                    -------        -------        -------


       NET INCOME                    $9,328         $4,002         $2,071
                                    =======        =======        =======

       INCOME PER COMMON SHARE        $0.75
                                    =======

       WEIGTED AVERAGE NUMBER OF     13,373
       SHARES                       =======


                                                      HISTORICAL
                                       -------------------------------------
                                         MSI/
                                       TEMPS &        CENCOR/
                                         CO.           LEGALS         BERGER
                                       -------         ------         ------

       REVENUES                        $50,703        $27,389         $26,977

       EXPENSES

         Cost of Services               33,684         20,269          18,438

         Selling, general and           14,064          6,162           6,430
           administrative

         Remittance to franchisees       2,858

         Other expense, net                145             (6)
                                       -------        -------         -------
             Total Expenses             50,751         26,425          24,868
                                       -------        -------         -------

       Income from operations              (48)           964           2,109

       Interest (expense) income, net     (309)          (196)           (151)
                                        -------        -------         -------

       Income before minority             (357)           768           1,958
       interest and income taxes

       Minority interest                   (65)
                                       -------        -------         -------

       Income before income taxes         (422)          768            1,958


       (Provision) benefit for income     (104)                            (3)
       taxes
                                       -------        -------         -------

       NET INCOME                        ($526)          $768          $1,955
                                       =======        =======         =======
       INCOME PER COMMON SHARE

       WEIGHTED AVERAGE NUMBER OF
       SHARES



                                    HISTORICAL
                                 ------------------
                                                               PRO
                                               ALL            FORMA          PRO
                                   TSG       OTHERS        ADJUSTMENTS      FORMA
                                   ---       ------        -----------     ------

       REVENUES                $49,360         $42,662      ($7,929)(a)   $653,338
                                                               (599)(b)
       EXPENSES

         Cost of Services       39,121          30,183                     496,594

         Selling, general and    9,840           9,127       (7,231)(c)     97,491
          administrative                                      4,211 (d)
                                                            (11,274)(a)
         Remittance to                                                      21,347
          franchisees

         Other expense, net                                                  1,450
                               -------         -------      -------        -------
             Total Expenses     48,961          39,310      (14,294)       616,882
                               -------         -------      -------        -------


       Income from operations      399           3,352        5,766         36,456

       Interest (expense)         (309)             (8)      (2,221)(e)     (5,590)
       income, net             -------         -------      -------        -------

       Income before minority       90           3,344        3,545         30,866
       interest and income
       taxes

       Minority interest                                         65(a)           0
                               -------         -------      -------        -------

       Income before income         90           3,344        3,610         30,866
        taxes

       (Provision) benefit for     (39)            (21)      (4,253)(f)    (11,933)
       income taxes                                          (1,396)(g)
                               -------         -------      -------        -------


       NET INCOME                  $51          $3,323      ($2,039)       $18,933
                               =======         =======      =======        =======

       INCOME PER COMMON SHARE                                          (h)  $1.15
                                                                           =======

       WEIGTED AVERAGE NUMBER                                           (h) 19,879
       OF SHARES                                                           =======




                     CAREER HORIZONS, INC. AND SUBSIDIARIES

      NOTES TO SUPPLEMENTAL UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

      BASIS OF RECORDING

      The accompanying supplemental pro forma combined statements of income for the year ended December 31, 1995 give effect to (i) the acquisitions of the Acquired Companies, (ii) the issuance by the Company of the Convertible Notes and the application of the net proceeds therefrom, including the payment of then outstanding indebtedness under the Company's Senior Credit Facility, and (iii) the Stock Offering and the application of the net proceeds therefrom, including investment in cash and cash equivalents as if all such transactions were consummated on January 1, 1995. The acquisitions of the Acquired Companies have been accounted for using the purchase method of accounting.

      STATEMENTS OF INCOME ADJUSTMENTS

      The following pro forma adjustments were made (dollars in thousands):

            a. To eliminate the results of operations of the portion of the business not acquired from MSI consisting of revenues of $7,929 and general and administrative expenses of $11,274.

            b. To reflect the elimination and/or reduction of certain non-recurring revenues resulting from the acquisitions of the Acquired Companies totaling $599.

            c. To reflect the elimination and/or reduction of certain non-recurring general and administrative expenses resulting from the acquisitions of the Acquired Companies totaling $7,231.

            d. To record the increase in amortization expense related to the goodwill recorded under the purchase method of accounting for the acquisitions of the Acquired Companies totaling $4,211.

            e. To record interest expense, net, of $4,015 in respect of the Convertible Notes and to eliminate interest expense, net of $1,794 recorded by the Company on indebtedness under the Senior Credit Facility.

                   CAREER HORIZONS, INC. and SUBSIDIARIES

    NOTES TO SUPPLEMENTAL UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

    STATEMENTS OF INCOME ADJUSTMENTS (CONT'D)

            f. To increase the provision for income taxes on the historical results of operations of the Acquired Companies pursuant to the provisions of FASB #109 Accounting for Income Taxes.

            g. To record the provision for income taxes on the pro forma adjustments based on the Company's federal and state statutory tax rate of approximately 40%.

            h. Calculation of pro forma income per common share, after giving effect to the two for one split of the Common Stock effective February 22, 1996, is as follows:

                                                              Year Ended
                                                           December 31, 1995
                                                           -----------------

                  Pro forma net income................           $18,933
                  Add: Interest expense on Convertible
                     Notes, net of tax benefit........             3,831
                                                                --------
                                                                 $22,764
                                                                ========

                  Weighted average number of shares...            12,379
                  Pro forma adjustment to include shares
                  issued in public offering...........             2,532
                  Add: Pro forma deemed conversion of
                     Convertible Notes................             4,968
                                                                 -------
                                                                  19,879
                                                                 =======

                  Pro Forma Income Per Common Share                $1.15
                                                                 =======

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   CAREER HORIZONS, INC.
                                             -----------------------------
                                                      (Registrant)



      Date  September 24, 1996            By: /s/ Michael T. Druckman
           ---------------------             -----------------------------
                                             Michael T. Druckman
                                             Senior Vice President,
                                             Treasurer and Asst. Secretary
                                             (Principal Financial and
                                              Accounting Officer)

                    CAREER HORIZONS, INC. AND SUBSIDIARIES

                             INDEX TO EXHIBITS


      EXHIBIT NO.     DESCRIPTION
      -----------     ------------

         2.1 Stock Purchase Agreement dated September 17, 1996 by and among Career Horizons, Inc., TSG Professional Services, Inc., Richard P. Merriam and Stephen I. Evanoff.

        23.1      Consent of Dubois & Bornstein, P.C.

        99.1      Press release announcing the acquisition of TSG